Exhibit 4.2

EXECUTION VERSION

CHESAPEAKE ENERGY CORPORATION
and
the Subsidiary Guarantors named herein

11.5% SENIOR SECURED SECOND LIEN NOTES DUE 2025

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 23, 2019

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee and Collateral Trustee

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 23, 2019, is among Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature pages hereto (which, for the avoidance of doubt, includes Brazos Valley Longhorn Finance Corp., a Delaware corporation; Brazos Valley Longhorn, L.L.C., a Delaware limited liability company; Burleson Sand LLC, a Delaware limited liability company; Burleson Water Resources, LLC, a Texas limited liability company; Esquisto Resources II, LLC, a Texas limited liability company; Petromax E&P Burleson, LLC, a Texas limited liability company; WHE AcqCo., LLC, a Delaware limited liability company; WHR Eagle Ford LLC, a Delaware limited liability company; WildHorse Resources II, LLC, a Delaware limited liability company, and WildHorse Resources Management Company, LLC, a Delaware limited liability company, as new subsidiary guarantors, the “New Subsidiary Guarantors”) (the “Subsidiary Guarantors”) and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto, and the Trustee entered into an Indenture, dated as of December 19, 2019 (the “Indenture”), pursuant to which the Company has originally issued $2,210,156,000 in principal amount of 11.5% Senior Secured Second Lien Notes due 2025 (the “Notes”);

WHEREAS, Section 9.01(d) of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture without notice to or consent of any Holder to reflect the addition of any Subsidiary Guarantor, as provided for in the Indenture;

WHEREAS, each New Subsidiary Guarantor has guaranteed other Indebtedness of the Company or a Subsidiary Guarantor in excess of a De Minimis Guaranteed Amount, and as a result, the Company is obligated under Section 10.04 of the Indenture to cause such New Subsidiary Guarantor to become a Subsidiary Guarantor under the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this First Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree as follows:

Article 1

Section 1.01.      This First Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02.      This First Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

Article 2

Section 2.01.      From this date, in accordance with Section 10.04 of the Indenture and by executing this First Supplemental Indenture, each New Subsidiary Guarantor is subject to the provisions of the Indenture as a Subsidiary Guarantor to the extent provided for in Article Ten thereunder.

Article 3

Section 3.01.      Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02.      Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this First Supplemental Indenture. This First Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representations as to (i) the validity or sufficiency of this First Supplemental Indenture, (ii) the proper authorization hereof by the Company or the Subsidiary Guarantors by action or otherwise, (iii) the due execution hereof by the Company or the Subsidiary Guarantors or (iv) the consequences of any amendment herein provided for. The recitals and statements herein are deemed to be those of the Company and the Subsidiary Guarantors and not of the Trustee.

Section 3.03.      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS FIRST SUPPLEMENTAL INDENTURE.

Section 3.04.       The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Bryan J. Lemmerman
Name:	Bryan J. Lemmerman
Title:	Vice President – Business Development and Treasurer

Signature Page to Supplemental Indenture

SUBSIDIARY GUARANTORS:

CHESAPEAKE AEZ EXPLORATION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.
CHESAPEAKE ENERGY LOUISIANA, LLC
CHESAPEAKE ENERGY MARKETING, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE E&P Holding, L.L.C.
CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.
CHESAPEAKE LOUISIANA, L.P. BY: CHESAPEAKE OPERATING, L.L.C., its General Partner
CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.
CHESAPEAKE NG VENTURES CORPORATION
CHESAPEAKE OPERATING, L.L.C.
CHESAPEAKE plains, LLC
CHESAPEAKE ROYALTY, L.L.C.
CHESAPEAKE VRT, L.L.C.
CHK energy holdings, inc.
chk utica, l.l.c.
COMPASS MANUFACTURING, L.L.C.
EMLP, L.L.C.
EMPRESS LOUISIANA PROPERTIES, L.P.
By: EMLP, L.L.C., its General Partner
EMPRESS, L.L.C.
GSF, L.L.C.
MC LOUISIANA MINERALS, L.L.C.
MC MINERAL COMPANY, L.L.C.
MIDCON COMPRESSION, L.L.C.
NOMAC SERVICES, L.L.C.
NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.
SPARKS DRIVE SWD, INC.
WINTER MOON ENERGY CORPORATION

By:	/s/ Bryan J. Lemmerman
Name:	Bryan J. Lemmerman
Title:	Vice President – Business Development and Treasurer

Signature Page to Supplemental Indenture

BRAZOS VALLEY LONGHORN FINANCE CORP.
BRAZOS VALLEY LONGHORN, L.L.C.
BURLESON SAND LLC
BURLESON WATER RESOURCES, LLC
ESQUISTO RESOURCES II, LLC
PETROMAX E&P BURLESON, LLC
WHE ACQCO., LLC
WHR EAGLE FORD LLC
WILDHORSE RESOURCES II, LLC
WILDHORSE RESOURCES MANAGEMENT COMPANY, LLC

By:	/s/ Bryan J. Lemmerman
Name:	Bryan J. Lemmerman
Title:	Vice President – Business Development and Treasurer

Signature Page to Supplemental Indenture

TRUSTEE:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Collateral Trustee

By:	/s/ Bridgette Casasnovas
Name:	Bridgette Casasnovas
Title:	Vice President

Signature Page to Supplemental Indenture